SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 23, 2008

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 23, 2008, Boston Private Financial Holdings, Inc. (the “Company”) filed a Form 8-K furnishing its press release that announced the Company’s financial results for the fourth quarter and full year ended December 31, 2007 (the “Original Form 8-K”). This Amendment No. 1 on Form 8-K/A is being filed solely to update and supplement the Company’s disclosure contained in the Original Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On February 20, 2008, the Company issued a press release announcing that its Los Angeles-based affiliate, First Private Bank & Trust, will record an increase to its loan loss reserve of between $16 million and $19 million for the quarter ended December 31, 2007. This additional provision, together with related adjustments, is expected to have an after tax impact on the Company’s earnings of between $10 million and $12 million, or $0.27 and $0.31 per share. The full text of the Press Release containing this information is furnished with this Current Report on Form 8-K/A as Exhibit 99.1.

The information in the preceding paragraph, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated February 20, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ David J. Kaye
Name:	David J. Kaye
Title:	Chief Financial Officer

Date: February 20, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated February 20, 2008